EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Plan Administrator
Cytec Employees' Savings and Profit sharing Plan

We consent to the incorporation by reference in the registration statements (Nos. 33-80710, 33-83576, 33-85666, 333-11121, 333-107221, 333-45577 and
333-122195) on Form S-8 (Nos. 333-03808, 333-51876 and 333-52011) on Form S-3
and (No. 333-62287) on Form S-4 of Cytec Industries Inc. of our report dated May 31, 2005 on the financial statements and supplemental schedules of Cytec Employees' Savings and Profit Sharing Plan, which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2004.






AMPER, POLITZINER & MATTIA, P.C.


Flemington, New Jersey
June 17, 2005



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